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                                  EXHIBIT 32.2

            SECTION 1350 CERTIFICATION OF THE CHIEF FINANCIAL OFFICER


In connection with the Annual Report on Form 10-K for the fiscal year ended August 31, 2004 of Arrow International, Inc., a Pennsylvania corporation (the "Company"), as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Frederick J. Hirt, the Senior Vice President of Finance and Chief Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2003, to my knowledge and upon a review of the Report, that:

     (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for periods presented as required by such Report.

This certification is based upon, among other things, my responsibilities as Chief Financial Officer of the Company, my own due diligence and representations made by certain other members of the Company's senior management.


Date: November 12, 2004                      /s/ Frederick J. Hirt
                                             -----------------------------------
                                             Frederick J. Hirt
                                             Chief Financial Officer and
                                             Senior Vice President of Finance
                                             (Principal Financial Officer)


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